Exhibit 99

TRIBUNE REPORTS 2006 SECOND QUARTER RESULTS

CHICAGO, July 13, 2006—Tribune Company (NYSE: TRB) today reported second quarter 2006 diluted earnings per share from continuing operations of $.53 compared with $.72 in the second quarter of 2005.

Second quarter 2006 results from continuing operations included the following:

•	A gain of $.01 per diluted share related to the Company’s share of a one-time favorable income tax adjustment recorded at CareerBuilder.

•	A net non-operating loss of $.03 per diluted share.

Second quarter 2005 results from continuing operations included the following:

•	A net non-operating gain of $.13 per diluted share.

In May 2006, the Company initiated a modified “Dutch Auction” tender offer, resulting in the acquisition of slightly more than 45 million shares of its common stock at a price of $32.50 per share on July 5, 2006. On July 12, 2006, the Company acquired 10 million shares of its common stock from the McCormick Tribune Foundation and the Cantigny Foundation at a price of $32.50 per share. The Company also expects to repurchase up to an additional 20 million shares in the open market by the end of 2006. In addition, the Company plans to achieve cost savings of $200 million over the next two years and sell non-core assets totaling at least $500 million.

As part of this initiative, during the second quarter the Company announced agreements to sell its Atlanta and Albany television stations. Operating results for these stations for all periods presented have been reclassified as discontinued operations. The sales are expected to result in a loss, which has also been included in discontinued operations.

Tribune presents earnings per share amounts on a generally accepted accounting principles (“GAAP”) basis only. This differs from the pro forma earnings per share amounts supplied by broker analysts to databases such as First Call.

"With the successful completion of the tender offer, our leveraged recapitalization is on track. We are moving aggressively with additional divestitures of non-core assets.  Initiatives to improve operating results at our newspapers and television stations also will continue," said Dennis FitzSimons, Tribune chairman, president and chief executive officer.  "In publishing, the competitive environment in our larger markets is still challenging, but we saw good growth in the second quarter at many of our medium-sized markets like Orlando and South Florida. Interactive revenues, the fastest growing segment of our business, were up 27% this quarter. In television, our stations in Los Angeles, Seattle, Indianapolis and Sacramento were our top performers."

SECOND QUARTER 2006 RESULTS FROM CONTINUING OPERATIONS1
(Compared to Second Quarter 2005)

CONSOLIDATED

Tribune’s 2006 second quarter operating revenues decreased 1 percent, or $20 million, to $1.43 billion. Consolidated cash operating expenses were up 1 percent, or $11 million. In the second quarter of 2006, cash operating expenses included $5 million of stock-based compensation expense. Operating cash flow was down 8 percent to $362 million from $393 million, while operating profit declined 9 percent to $306 million from $335 million.

PUBLISHING

Publishing’s second quarter operating revenues were $1 billion, down 1 percent, or $10 million. Publishing cash operating expenses were about flat compared with the 2005 second quarter despite $3 million of stock-based compensation recorded in the second quarter of 2006. Publishing operating cash flow was $251 million, a 4 percent decrease from $263 million in 2005. Publishing operating profit decreased 4 percent to $209 million, down from $218 million in 2005.

Management Discussion

•	Advertising revenues were flat for the quarter. Excluding Newsday, advertising revenues increased 2 percent.

•
Retail advertising revenues increased 1 percent for the quarter. Increases at Los Angeles, Chicago, and South Florida were partially offset by a decrease at Newsday. Preprint revenues were flat compared to the second quarter of 2005; excluding Newsday, preprint revenues were up 4 percent.

•
National advertising revenues were down 7 percent for the quarter, with decreases in movies, autos, resorts, and technology, partially offset by increases in health care, media, financial and transportation.

•	Classified advertising was up 3 percent for the quarter: real estate revenues rose 29 percent, auto revenues were down 13 percent, and help wanted revenues were down 3 percent.

•	Interactive revenues, which are included in the above categories, were up 27 percent to $57 million, mainly due to strength across all classified categories.

1 “Operating profit” for each segment excludes interest and dividend income, interest expense, equity income and losses, non-operating items and income taxes. “Operating cash flow” is defined as operating profit before depreciation and amortization. “Cash operating expenses” are defined as operating expenses before depreciation and amortization. Tables accompanying this release include a reconciliation of operating profit to operating cash flow and operating expenses to cash operating expenses. References to individual daily newspapers include their related businesses.

•	Circulation revenues were down 5 percent, or $8 million, for the quarter.
•
Individually paid circulation (home delivery plus single copy) for Tribune’s 11 metro newspapers averaged 2.7 million copies daily (Mon-Fri), down about 2 percent from the same reporting period in 2005, and 4.1 million copies Sunday, down about 2.5 percent from the same reporting period in 2005.

•
Total net paid circulation averaged 2.9 million copies daily (Mon-Fri) in the second quarter, down 5 percent from the prior year, and 4.2 million copies Sunday, representing a decline of 4 percent from the prior year as the Company continued to reduce “other paid” circulation.

•
Cash operating expenses were flat at $777 million. Compensation expense decreased 1 percent, or $3 million, as $3 million of stock-based compensation was more than offset by a 6 percent reduction in full time equivalent employees. A  5 percent increase in newsprint and ink expense was offset by reductions in other cash expenses.

BROADCASTING AND ENTERTAINMENT

Broadcasting and entertainment’s second quarter operating revenues decreased 2 percent to $404 million, down from $413 million in 2005. Group cash operating expenses increased 3 percent, or $9 million, to $279 million. Operating cash flow was $124 million, down 13 percent from $143 million, and operating profit decreased 14 percent to $112 million from $131 million in 2005.

Television’s second quarter revenues decreased 1 percent to $320 million, down from $324 million in 2005. Television cash operating expenses were up 4 percent, or $8 million from last year. Television operating cash flow was $116 million, a 10 percent decrease from $129 million in 2005. Television operating profit declined 11 percent to $105 million, down from $118 million.

Management Discussion

•
Station revenues in New York and Chicago were down for the quarter, while Los Angeles showed improvement. Declines in the auto, retail, and movie categories were partially offset by gains in the telecom, education, and financial advertising categories.

•	Television’s cash operating expenses were up 4 percent due to an $8 million increase in broadcast rights and $1 million of stock-based compensation expense, partially offset by cost savings.

•	Radio/entertainment revenues reflect lower revenues at WGN Radio, reduced syndication revenues at Tribune Entertainment and fewer home games for the Chicago Cubs.

EQUITY RESULTS

Net equity income was $26 million in the second quarter of 2006, compared with $12 million in the second quarter of 2005. The increase reflects operating improvements at TV Food Network and CareerBuilder and includes the Company’s $6 million share of a one-time favorable income tax adjustment at CareerBuilder. In addition, the Company is no longer recording losses for The WB Network as the Company’s recorded investment has been reduced to zero.

NON-OPERATING ITEMS

In the 2006 second quarter, Tribune recorded a pretax non-operating loss of $7 million, primarily from marking-to-market the derivative component of the Company’s PHONES and the related Time Warner investment. In addition, the Company recorded income tax adjustments of $4 million as an increase in income tax expense.

In the 2005 second quarter, Tribune recorded a pretax non-operating gain of $67 million, primarily from marking-to-market the Company’s PHONES derivatives and related Time Warner investment.

ADDITIONAL FINANCIAL DETAILS

Corporate expenses for the 2006 second quarter increased to $14 million from $13.5 million in the second quarter of 2005, primarily due to $1 million of stock-based compensation expense.

Interest expense for the 2006 second quarter increased to $47 million, up 34 percent from $35 million in the second quarter of 2005, primarily due to higher interest rates and debt levels. Debt, excluding the PHONES, was $2.6 billion at the end of the 2006 second quarter and $1.9 billion at the end of the 2005 second quarter.

Diluted weighted average shares outstanding declined by 4 percent from the second quarter of 2005, primarily due to stock repurchases. The Company repurchased 4.6 million shares in the first half of 2006 prior to the announcement of the tender offer.

Capital expenditures were $40 million in the second quarter of 2006.

DISCONTINUED OPERATIONS

In June 2006, the Company announced the sales of its Atlanta and Albany television stations. The assets and liabilities of these stations are now classified as held for sale and their results of operations are reported as discontinued operations. In the second quarter of 2006, the Company recorded a pretax loss of $90 million, including $80 million of allocated television group goodwill, to write down the Atlanta and Albany net assets to estimated fair value, less costs to sell. In accordance with Financial Accounting Standard (“FAS”) No. 142, “Goodwill and Other Intangible Assets”, the Company aggregates all of its television stations into one reporting unit for goodwill accounting purposes. Although no goodwill was recorded when the Atlanta station was acquired and only $0.3 million of goodwill was recorded for the Albany acquisition, FAS 142 requires the Company to allocate a portion of its total television group goodwill to stations that are sold based on the fair value of the stations, relative to the fair value of the Company’s remaining stations. The station sales are expected to generate pretax proceeds of about $200 million and will close upon regulatory approval.

DETAILS OF CONFERENCE CALL

Today at 8 a.m, CT, management will host a conference call to discuss second quarter 2006 results. To access the call, dial 866/277-1182 (domestic) or 617/597-5359 (international) at least 10 minutes prior to the scheduled 8 a.m. start. The participant access code is 30255633. Replays of the conference call will be available July 13 through July 20. To hear the replay, dial 888/286-8010 (domestic) or 617/801-6888 (international) and use access code 91055015. A live webcast will be accessible through www.tribune.com and www.earnings.com. An archive of the webcast will be available on these sites from July 13 through July 27.

More information about Tribune is available at www.tribune.com or by calling 800/757-1694.

TRIBUNE (NYSE: TRB) is one of the country’s top media companies, operating businesses in publishing and broadcasting. It reaches more than 80 percent of U.S. households and is the only media organization with newspapers, television stations and websites in the nation’s top three markets. In publishing, Tribune operates 11 leading daily newspapers including the Los Angeles Times, Chicago Tribune and Newsday, plus a wide range of targeted publications. The Company’s broadcasting group operates 26 television stations, Superstation WGN on national cable, Chicago’s WGN-AM and the Chicago Cubs baseball team. Popular news and information websites complement Tribune’s print and broadcast properties and extend the Company’s nationwide audience.

This press release contains certain comments or forward-looking statements that are based largely on the Company’s current expectations and are subject to certain risks, trends and uncertainties. Such comments and statements should be understood in the context of Tribune’s publicly available reports filed with the Securities and Exchange Commission (“SEC”), including the most current annual 10-K report and quarterly 10-Q report, which contain a discussion of various factors that may affect the Company’s business or financial results. Any of these factors could cause actual future performance to differ materially from current expectations. Tribune Company is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet service providers. This press release is being furnished to the SEC through a Form 8-K. The Company's next 10-Q report to be filed with the SEC may contain updates to the information included in this release.

MEDIA CONTACT: Gary Weitman 312/222-3394 (office) 312/222-1573 (fax) gweitman@tribune.com	INVESTOR CONTACT: Ruthellyn Musil 312/222-3787 (office) 312/222-1573 (fax) rmusil@tribune.com

TRIBUNE COMPANY
SECOND QUARTER RESULTS OF OPERATIONS (Unaudited)
(In thousands, except per share data)

SECOND QUARTER (A)
%
2006	2005	Change

OPERATING REVENUES	$1,431,853	$1,451,989	(1.4)
OPERATING EXPENSES (B)	1,125,408	1,117,073	0.7

OPERATING PROFIT (C)	306,445	334,916	(8.5)

Net Income on Equity Investments (D)	26,017	11,897	118.7
Interest and Dividend Income	2,472	1,165	112.2
Interest Expense	(47,279)	(35,367)	33.7
Non-Operating Items (E)	(6,724)	66,896	NM

Income from Continuing Operations Before Income Taxes	280,931	379,507	(26.0)

Income Taxes (E)	(116,954)	(148,178)	(21.1)

Income from Continuing Operations	163,977	231,329	(29.1)

(Loss) Income from Discontinued Operations, net of tax (F)	(76,143)	2,063	NM

NET INCOME	87,834	233,392	(62.4)

Preferred Dividends	(2,103)	(2,090)	0.6

Net Income Attributable to Common Shares	$85,731	$231,302	(62.9)

EARNINGS PER SHARE

Basic
Continuing Operations	$.53	$.72	(26.4)
Discontinued Operations	(.25)	.01	NM
	$.28	$.73	(61.6)

Diluted (G)
Continuing Operations	$.53	$.72	(26.4)
Discontinued Operations	(.25)	.01	NM
	$.28	$.73	(61.6)

DIVIDENDS PER COMMON SHARE	$.18	$.18	-

Diluted Weighted Average Common Shares Outstanding (H)	304,492	318,018	(4.3)

(A)	2006 second quarter: March 27, 2006 to June 25, 2006. (13 weeks)
2005 second quarter: March 28, 2005 to June 26, 2005. (13 weeks)

(B)	Operating expenses for the second quarter of 2006 included $5 million, or $.01 per diluted share, of stock-based compensation expense ($3 million for Publishing, $1 million for Broadcasting, $1 million for Corporate).

(C)	Operating profit excludes interest and dividend income, interest expense, equity income and losses, non-operating items and income taxes.

(D)	Net income on equity investments for the second quarter of 2006 included the Company's $5.9 million share of a one-time favorable income tax adjustment at CareerBuilder.

(E)	The second quarter of 2006 included the following non-operating items:

	Pretax	After-tax
	Loss	Loss	Diluted EPS

Loss on derivatives and related investments (1)	$(6,121)	$(3,734)	$(.01)
Other, net	(603)	(368)	–
Income tax adjustments	–	(3,595)	(.01)
Total non-operating items	$(6,724)	$(7,697)	$(.03)

The second quarter of 2005 included the following non-operating items:

	Pretax	After-tax
	Gain	Gain	Diluted EPS

Gain on derivatives and related investments (1)	$61,803	$37,700	$.12
Other, net	5,093	3,107.01
Total non-operating items	$66,896	$40,807	$.13

(1) Gain (loss) on derivatives and related investments represents the net change in fair values of the derivative component of the Company's PHONES and the related Time Warner shares.

(F)	In June 2006, the Company announced agreements to sell its Atlanta and Albany television stations. Operating results for these stations are now reported as discontinued operations. (Loss) income from discontinued
operations in the second quarter included the following:

	Second Quarter
	2006	2005

Income from operations, net of tax	$1,876	$2,063
Expected loss on sales, net of tax (1)	(78,019)	–
Total	$(76,143)	$2,063

(1) In the second quarter of 2006, the Company recorded a pretax loss of $90 million, including $80 million of allocated television group goodwill, to write down the Atlanta and Albany net assets to estimated fair value, less cost to sell. In accordance with Financial Accounting Standard ("FAS") No. 142, "Goodwill and Other Intangible Assets", the Company
aggregates all of its television stations into one reporting unit for goodwill accounting purposes. Although no goodwill was recorded when the Atlanta station was acquired and only $.3 million of goodwill was recorded for the Albany acquisition, FAS
142 requires the Company to allocate a portion of its total television group goodwill to stations that are sold based on the fair value of the stations, relative to the fair value of the Company's remaining stations.

(G)	For the second quarters of 2006 and 2005, weighted average common shares outstanding used in the calculations of diluted earnings per share ("EPS") were adjusted for the dilutive effect of stock-based compensation grants. The Company's Series C,
D-1 and D-2 convertible preferred shares were not included in the calculation of diluted EPS for the second quarter of either year because their effects were antidilutive. Following are the calculations for the second quarter:

	Second Quarter
	2006	2005

Income from continuing operations	$163,977	$231,329
(Loss) income from discontinued operations, net of tax	(76,143)	2,063
Net income	87,834	233,392
Dividends for series C, D-1 and D-2 preferred stock	(2,103)	(2,090)
Net income attributable to common shares	$85,731	$231,302

Weighted average common shares outstanding	302,683	315,466
Adjustment for stock-based compensation grants	1,809	2,552
Adjusted weighted average common
shares outstanding	304,492	318,018

Diluted earnings per share:
Continuing operations	$.53	$.72
Discontinued operations	(.25)	.01
	$.28	$.73

(H)	The number of common shares outstanding, in thousands, at June 25, 2006 was 302,991.

TRIBUNE COMPANY
FIRST HALF RESULTS OF OPERATIONS (Unaudited)
(In thousands, except per share data)

FIRST HALF (A)
%
2006	2005	Change

OPERATING REVENUES	$2,721,414	$2,757,887	(1.3)
OPERATING EXPENSES (B)	2,194,310	2,173,976	0.9

OPERATING PROFIT (C)	527,104	583,911	(9.7)

Net Income on Equity Investments (D)	32,565	12,368	163.3
Interest and Dividend Income	4,652	2,247	107.0
Interest Expense	(96,051)	(70,458)	36.3
Non-Operating Items (E)	(20,421)	63,052	NM

Income from Continuing Operations Before Income Taxes	447,849	591,120	(24.2)

Income Taxes (E)	(182,440)	(218,814)	(16.6)

Income from Continuing Operations	265,409	372,306	(28.7)

(Loss) Income from Discontinued Operations, net of tax (F)	(74,811)	3,931	NM

NET INCOME	190,598	376,237	(49.3)

Preferred Dividends	(4,206)	(4,180)	0.6

Net Income Attributable to Common Shares	$186,392	$372,057	(49.9)

EARNINGS PER SHARE

Basic
Continuing Operations	$.86	$1.17	(26.5)
Discontinued Operations	(.25)	.01	NM
	$.61	$1.18	(48.3)

Diluted (G)
Continuing Operations	$.86	$1.16	(25.9)
Discontinued Operations	(.25)	.01	NM
	$.61	$1.17	(47.9)

DIVIDENDS PER COMMON SHARE	$.36	$.36	-

Diluted Weighted Average Common Shares Outstanding (H)	305,047	319,169	(4.4)

(A)	2006 first half: Dec. 26, 2005 to June 25, 2006. (26 weeks)
2005 first half: Dec. 27, 2004 to June 26, 2005. (26 weeks)

(B)	Operating expenses for the first half of 2006 included stock-based compensation expense of $23 million, or $.05 per diluted share, a charge of $19 million, or $.04 per diluted share, for severance and other payments associated with the new union contracts at Newsday, and a gain of $7 million, or $.01 per diluted share, related to property sales in publishing.

(C)	Operating profit excludes interest and dividend income, interest expense, equity income and losses, non-operating items and income taxes.

(D)	Net income on equity investments for the first half of 2006 included the Company's $5.9 million share of a one-time favorable income tax adjustment at CareerBuilder.

(E)	The first half of 2006 included the following non-operating items:

	Pretax	After-tax
	Loss	Loss	Diluted EPS

Loss on derivatives and related investments (1)	$(16,438)	$(10,027)	$(.03)
Other, net	(3,983)	(2,430)	(.01)
Income tax adjustments	–	(3,595)	(.01)
Total non-operating items	$(20,421)	$(16,052)	$(.05)

The first half of 2005 included the following non-operating items:

	Pretax	After-tax
	Gain	Gain	Diluted EPS

Gain on derivatives and related investments (1)	$59,551	$36,326	$.12
Other, net	3,501	2,136.01
Income tax settlement adjustments (2)	–	11,829.03
Total non-operating items	$63,052	$50,291	$.16

(1) Gain (loss) on derivatives and related investments represents the net change in fair values of the derivative component of the Company's PHONES and the related Time Warner shares.

(2) In the first quarter of 2005, the Company reduced its income tax expense and liabilities by a total of $12 million as a result of favorably resolving certain federal income tax issues.

(F)	In June 2006, the Company announced agreements to sell its Atlanta and Albany television stations. Operating results for these stations are now reported as discontinued operations. (Loss) income from discontinued
operations in the first half included the following:

	First Half
	2006	2005

Income from operations, net of tax	$3,208	$3,931
Expected loss on sales, net of tax (1)	(78,019)	–
Total	$(74,811)	$3,931

(1) In the first half of 2006, the Company recorded a pretax loss of $90 million, including $80 million of allocated television group goodwill, to write down the Atlanta and Albany net assets to estimated fair value, less cost to sell. In accordance with Financial Accounting Standard ("FAS") No. 142, "Goodwill and Other Intangible Assets", the Company
aggregates all of its television stations into one reporting unit for goodwill accounting purposes. Although no goodwill was recorded when the Atlanta station was acquired and only $.3 million of goodwill was recorded for the Albany acquisition, FAS
142 requires the Company to allocate a portion of its total television group goodwill to stations that are sold based on the fair value of the stations, relative to the fair value of the Company's remaining stations.

(G)	For the first halves of 2006 and 2005, weighted average common shares outstanding used in the calculations of diluted earnings per share ("EPS") were adjusted for the dilutive effect of stock-based compensation grants. The Company's Series C, D-1 and
D-2 convertible preferred shares were not included in the calculation of diluted EPS for the first half of either year because their effects were antidilutive. Following are the calculations for the first half:

	First Half
	2006	2005

Income from continuing operations	$265,409	$372,306
(Loss) income from discontinued operations, net of tax	(74,811)	3,931
Net income	190,598	376,237
Dividends for series C, D-1 and D-2 preferred stock	(4,206)	(4,180)
Net income attributable to common shares	$186,392	$372,057

Weighted average common shares outstanding	303,451	316,387
Adjustment for stock-based compensation grants	1,596	2,782
Adjusted weighted average common
shares outstanding	305,047	319,169

Diluted earnings per share:
Continuing operations	$.86	$1.16
Discontinued operations	(.25)	.01
	$.61	$1.17

(H)	The number of common shares outstanding, in thousands, at June 25, 2006 was 302,991.

TRIBUNE COMPANY
BUSINESS SEGMENT DATA (Unaudited)
(In thousands)

	SECOND QUARTER			FIRST HALF
			%			%
	2006	2005	Change	2006	2005	Change
PUBLISHING
Operating Revenues	$1,028,303	$1,038,624	(1.0)	$2,024,832	$2,044,136	(0.9)
Cash Operating Expenses (A) (B) (C)	(777,196)	(775,763)	0.2	(1,556,894)	(1,538,090)	1.2
Operating Cash Flow (D) (E)	251,107	262,861	(4.5)	467,938	506,046	(7.5)
Depreciation and Amortization Expense	(42,450)	(45,210)	(6.1)	(85,059)	(89,856)	(5.3)
Total Operating Profit (E)	$208,657	$217,651	(4.1)	$382,879	$416,190	(8.0)

BROADCASTING AND ENTERTAINMENT
Operating Revenues
Television	$320,255	$324,426	(1.3)	$594,976	$604,669	(1.6)
Radio/Entertainment	83,295	88,939	(6.3)	101,606	109,082	(6.9)
Total Operating Revenues	403,550	413,365	(2.4)	696,582	713,751	(2.4)

Cash Operating Expenses (A) (C)
Television	(204,012)	(195,860)	4.2	(395,611)	(380,423)	4.0
Radio/Entertainment	(75,091)	(74,659)	0.6	(97,319)	(114,109)	(14.7)
Total Cash Operating Expenses	(279,103)	(270,519)	3.2	(492,930)	(494,532)	(0.3)

Operating Cash Flow (D) (E)
Television	116,243	128,566	(9.6)	199,365	224,246	(11.1)
Radio/Entertainment	8,204	14,280	(42.5)	4,287	(5,027)	NM
Total Operating Cash Flow	124,447	142,846	(12.9)	203,652	219,219	(7.1)

Depreciation and Amortization Expense
Television	(11,084)	(10,906)	1.6	(22,197)	(22,207)	-
Radio/Entertainment	(1,555)	(1,203)	29.3	(2,847)	(2,371)	20.1
Total Depreciation and Amortization Expense	(12,639)	(12,109)	4.4	(25,044)	(24,578)	1.9

Operating Profit (Loss) (E)
Television	105,159	117,660	(10.6)	177,168	202,039	(12.3)
Radio/Entertainment	6,649	13,077	(49.2)	1,440	(7,398)	NM
Total Operating Profit	$111,808	$130,737	(14.5)	$178,608	$194,641	(8.2)

CORPORATE EXPENSES
Operating Cash Flow (D) (E)	$(13,674)	$(13,066)	4.7	$(33,698)	$(26,113)	29.0
Depreciation and Amortization Expense	(346)	(406)	(14.8)	(685)	(807)	(15.1)
Total Operating Loss (E)	$(14,020)	$(13,472)	4.1	$(34,383)	$(26,920)	27.7

CONSOLIDATED
Operating Revenues	$1,431,853	$1,451,989	(1.4)	$2,721,414	$2,757,887	(1.3)
Cash Operating Expenses (A) (C)	(1,069,973)	(1,059,348)	1.0	(2,083,522)	(2,058,735)	1.2
Operating Cash Flow (D) (E)	361,880	392,641	(7.8)	637,892	699,152	(8.8)
Depreciation and Amortization Expense	(55,435)	(57,725)	(4.0)	(110,788)	(115,241)	(3.9)
Total Operating Profit (E)	$306,445	$334,916	(8.5)	$527,104	$583,911	(9.7)

(A)	The Company uses cash operating expenses to evaluate internal performance. The Company has presented cash operating expenses because it is a common measure used by rating agencies, financial analysts and investors. Cash operating expenses are not a measure of financial performance under generally accepted accounting principles ("GAAP") and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

Following is a reconciliation of operating expenses to cash operating expenses for the second quarter of 2006:

		Broadcasting and
	Publishing	Entertainment	Corporate	Consolidated

Operating expenses	$819,646	$291,742	$14,020	$1,125,408
Less: depreciation and amortization expense	42,450	12,639	346	55,435
Cash operating expenses	$777,196	$279,103	$13,674	$1,069,973

Following is a reconciliation of operating expenses to cash operating expenses for the second quarter of 2005:

		Broadcasting and
	Publishing	Entertainment	Corporate	Consolidated

Operating expenses	$820,973	$282,628	$13,472	$1,117,073
Less: depreciation and amortization expense	45,210	12,109	406	57,725
Cash operating expenses	$775,763	$270,519	$13,066	$1,059,348

Following is a reconciliation of operating expenses to cash operating expenses for the first half of 2006:

		Broadcasting and
	Publishing	Entertainment	Corporate	Consolidated

Operating expenses	$1,641,953	$517,974	$34,383	$2,194,310
Less: depreciation and amortization expense	85,059	25,044	685	110,788
Cash operating expenses	$1,556,894	$492,930	$33,698	$2,083,522

Following is a reconciliation of operating expenses to cash operating expenses for the first half of 2005:

		Broadcasting and
	Publishing	Entertainment	Corporate	Consolidated

Operating expenses	$1,627,946	$519,110	$26,920	$2,173,976
Less: depreciation and amortization expense	89,856	24,578	807	115,241
Cash operating expenses	$1,538,090	$494,532	$26,113	$2,058,735

(B)	Publishing cash operating expenses for the first half of 2006 included a charge of $19 million for severance and other payments associated with the new union contracts at Newsday and a gain of $7 million related to property sales.

(C)	Cash operating expenses for the second quarter of 2006 included stock-based compensation expense of $3 million for Publishing,
$1 million for Broadcasting and Entertainment and $1 million for Corporate. Cash operating expenses for the first half of 2006 included stock-based compensation expense of $10 million for Publishing, $4 million for Broadcasting and Entertainment and
$9 million for Corporate.

(D)	Operating cash flow is defined as operating profit before depreciation and amortization. The Company uses operating cash flow along with operating profit and other measures to evaluate the financial performance of the Company's business segments. The Company has presented operating cash flow because it is a common alternative measure of financial performance used by rating agencies, financial analysts and investors. These groups use operating cash flow along with other measures as a way to estimate the value of a company. The
Company's definition of operating cash flow may not be consistent with that of other companies. Operating cash flow does not represent cash provided by operating activities as reflected in the Company's consolidated statements of cash flows, is not a measure of financial performance under GAAP and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

(E)	Operating profit for each segment excludes interest and dividend income, interest expense, equity income and losses, non-operating items and income taxes.

Following is a reconciliation of operating profit (loss) to operating cash flow for the second quarter of 2006:

		Broadcasting and
	Publishing	Entertainment	Corporate	Consolidated

Operating profit (loss)	$208,657	$111,808	$(14,020)	$306,445
Add back: depreciation and amortization expense	42,450	12,639	346	55,435
Operating cash flow	$251,107	$124,447	$(13,674)	$361,880

Following is a reconciliation of operating profit (loss) to operating cash flow for the second quarter of 2005:

		Broadcasting and
	Publishing	Entertainment	Corporate	Consolidated

Operating profit (loss)	$217,651	$130,737	$(13,472)	$334,916
Add back: depreciation and amortization expense	45,210	12,109	406	57,725
Operating cash flow	$262,861	$142,846	$(13,066)	$392,641

Following is a reconciliation of operating profit (loss) to operating cash flow for the first half of 2006:

		Broadcasting and
	Publishing	Entertainment	Corporate	Consolidated

Operating profit (loss)	$382,879	$178,608	$(34,383)	$527,104
Add back: depreciation and amortization expense	85,059	25,044	685	110,788
Operating cash flow	$467,938	$203,652	$(33,698)	$637,892

Following is a reconciliation of operating profit (loss) to operating cash flow for the first half of 2005:

		Broadcasting and
	Publishing	Entertainment	Corporate	Consolidated

Operating profit (loss)	$416,190	$194,641	$(26,920)	$583,911
Add back: depreciation and amortization expense	89,856	24,578	807	115,241
Operating cash flow	$506,046	$219,219	$(26,113)	$699,152

TRIBUNE COMPANY
SUMMARY OF REVENUES AND NEWSPAPER ADVERTISING VOLUME (Unaudited)
(In thousands)

	Period 6 (5 Weeks)			Second Quarter (13 Weeks)			Year to Date (26 Weeks)
			%			%			%
	2006	2005	Change	2006	2006	Change	2006	2005	Change
Publishing
Advertising
Retail	$128,235	$129,514	(1.0)	$334,079	$331,637	0.7	$631,680	$635,818	(0.7)
National	69,778	75,239	(7.3)	177,294	190,253	(6.8)	360,856	390,767	(7.7)
Classified	115,410	113,044	2.1	311,557	301,035	3.5	618,083	583,807	5.9

Sub-Total	313,423	317,797	(1.4)	822,930	822,925	–	1,610,619	1,610,392	–
Circulation	53,631	56,777	(5.5)	141,975	149,918	(5.3)	287,839	301,634	(4.6)
Other	23,131	23,916	(3.3)	63,398	65,781	(3.6)	126,374	132,110	(4.3)

Segment Total (A)	390,185	398,490	(2.1)	1,028,303	1,038,624	(1.0)	2,024,832	2,044,136	(0.9)

Broadcasting & Entertainment
Television	121,475	124,496	(2.4)	320,255	324,426	(1.3)	594,976	604,669	(1.6)
Radio/Entertainment	34,772	39,840	(12.7)	83,295	88,939	(6.3)	101,606	109,082	(6.9)

Segment Total	156,247	164,336	(4.9)	403,550	413,365	(2.4)	696,582	713,751	(2.4)

Consolidated Revenues	$546,432	$562,826	(2.9)	$1,431,853	$1,451,989	(1.4)	$2,721,414	$2,757,887	(1.3)

Total Advertising Inches (B)
Full Run
Retail	582	581	0.2	1,491	1,495	(0.3)	2,816	2,880	(2.2)
National	346	361	(4.2)	879	919	(4.4)	1,776	1,885	(5.8)
Classified	1,065	1,018	4.6	2,794	2,608	7.1	5,439	4,989	9.0
Sub-Total	1,993	1,960	1.7	5,164	5,022	2.8	10,031	9,754	2.8
Part Run	2,124	2,068	2.7	5,586	5,306	5.3	10,547	10,305	2.3
Total	4,117	4,028	2.2	10,750	10,328	4.1	20,578	20,059	2.6

Preprint Pieces (B)	1,416,631	1,451,660	(2.4)	3,623,877	3,758,570	(3.6)	6,977,890	7,257,435	(3.9)

(A)	Publishing advertising and other revenues for 2005 have been reclassified to conform with the 2006 presentation. There was no effect on total revenues.

(B)	Volume for 2005 has been modified to conform with the 2006 presentation. Volume includes only the daily newspapers and is based on preliminary internal data, which may be updated in subsequent reports. The presentation of volume data has been changed to be more consistent with the summary of revenues table.